EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Natural Gas Systems, Inc. and Subsidiaries

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Number 333-125564) of Natural Gas Systems, Inc. and Subsidiaries, on Form SB-2 to be filed with the Commission on or about October 14, 2005 of our report dated August 27, 2005, except for the first paragraph in
Note 18 as to which the date is September 27, 2005 covering the financial statements of Natural Gas Systems, Inc. and Subsidiaries for the twelve months ended June 30, 2005, the six months ended June 30, 2004 and the period from September 23, 2003 (inception) to December 31, 2003 and our report dated July 30, 2004 covering the statements of revenues and direct operating expenses of the Delhi Field for the period from January 1, 2003 to September 23, 2003 and for the nine-month period ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                By: /s/ Hein + Associates, LLP
                                   --------------------------------
                                   Hein + Associates, LLP


CERTIFIED PUBLIC ACCOUNTANTS

Houston, Texas
October 14, 2005